UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

PHARMAGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue
Silver Spring, MD  20910
(Address of principal executive offices)  (zip code)

(204) 898-8160
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On July 9, 2013, we entered into a Consulting Agreement with Bradley Peganoff effective as of July 1, 2013.  Mr. Peganoff will advise us for a period of three (3) years in the areas of government agencies and policies, budgeting and marketing.  As consideration for the services rendered by Mr. Peganoff, we have agreed to issue to him five million (5,000,000) shares of common stock, restricted in accordance with Rule 144.  During the term of the Agreement, we have the right to repurchase a pro-rate portion of the shares at $0.03 per share.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

As consideration under the Consulting Agreement with Bradley Peganoff, we issued five million (5,000,000) shares of our common stock in exchange for services rendered and valued at $150,000.  The issuance of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Consulting Agreement with Bradley Peganoff

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmagen, Inc.

Dated: July 12, 2013	/s/ Mackie Barch
By: Mackie Barch
Its:President and Chief Executive Officer

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